Exhibit 99

NEWS RELEASE

SILICON LABORATORIES NAMES NECIP SAYINER PRESIDENT AND CHIEF EXECUTIVE OFFICER

—New CEO has Strong Track Record Driving Product Execution and Customer Diversification—

AUSTIN, Texas, Sept. 12, 2005 — Silicon Laboratories Inc. (Nasdaq: SLAB), a leader in high- performance, analog-intensive, mixed-signal ICs, today announced the appointment of Necip Sayiner as president and chief executive officer, effective September 14, 2005. Dr. Sayiner replaces interim chief executive officer Nav Sooch, who will continue to play an active role in the company as chairman of the board of directors.

Dr. Sayiner’s appointment follows a rigorous worldwide selection process that included exhaustive review by Silicon Laboratories’ board of directors and senior executives. He brings to the role a strong mix of deep technical expertise in mixed-signal technologies and a proven ability to manage and grow large, diversified businesses.

“Necip’s background is an excellent match with the skill set needed to guide our business as we expand our portfolio and work towards becoming a billion dollar company,” said Mr. Sooch, chairman of the board. “Necip is a thoughtful, methodical and analytical leader who has established a strong track record driving growth in complex, mixed-signal markets. Additionally, we believe his technical depth will be a fit culturally with our world-class engineering team and contribute to our ability to consistently apply our resources to the best possible mixed-signal opportunities.”

Prior to joining Silicon Laboratories, Dr. Sayiner held various leadership roles at Agere Systems. Most recently, he was vice president and general manager of the enterprise and networking division where he managed a diverse product portfolio consisting of custom and standard products in networking, computing, networked storage, client access, printing, imaging, home

-more-

networking and satellite radio, while also establishing growth initiatives with aggressive new product introductions.

Dr. Sayiner previously served as the vice president and general manager of the networking IC division where he made significant improvements in operational performance and transformed the business from a mature, telecom-oriented business to a growth-oriented, highly profitable enterprise.  While at Agere, Dr. Sayiner also held several senior design management roles in the storage division, driving his organization to achieve a leadership position in hard disk drive electronics.

“I am thrilled to be leading a company of Silicon Laboratories’ caliber, and I look forward to working with the board and the management team to build upon the strong foundation of Silicon Laboratories’ innovative culture and lead the company to its next phase of growth,” said Dr. Sayiner. “The market for mixed-signal ICs and systems is dynamic and growing, and I believe there is no company better positioned to capitalize on this trend than Silicon Laboratories.”

Dr. Sayiner holds a bachelor’s degree in electrical engineering and physics from Bosphorus University in Turkey, a master’s degree in electrical engineering from Southern Illinois University and a doctorate in electrical engineering from the University of Pennsylvania. He has received multiple patents related to data detection schemes.

As CEO, Dr. Sayiner will also serve on Silicon Laboratories’ board of directors, which will consist of five independent directors and three non-independent directors under the NASDAQ rules.

Conference Call

A conference call to introduce Necip Sayiner is scheduled for September 14th at 4 pm central time. No update on guidance will be provided.  An audio webcast will be available simultaneously on Silicon Laboratories’ website under Investor Relations (www.silabs.com).  A replay will be available after the call at the same website listed above or by calling 1-888-562-4353 (U.S.) or +1 402-530-7645 (international). These replays will be available through

September 28, 2005.

Silicon Laboratories Inc.

Silicon Laboratories Inc. is a leading designer of high-performance, analog-intensive, mixed-signal integrated circuits (ICs) for a broad range of applications. Silicon Laboratories’ diverse portfolio of highly integrated, patented solutions is developed by a world-class engineering team with decades of cumulative expertise in cutting-edge mixed-signal design. The company has design, engineering, marketing, sales and applications offices throughout North America, Europe and Asia. For more information about Silicon Laboratories please visit www.silabs.com.

Cautionary Language

This press release contains forward-looking statements based on Silicon Laboratories’ current expectations. The words “believe,” “estimate,” “expect,” “intend,” “anticipate,” “plan,” “project,” “will” and similar phrases as they relate to Silicon Laboratories are intended to identify such forward-looking statements. These forward-looking statements reflect the current views and assumptions of Silicon Laboratories and are subject to various risks and uncertainties that could cause actual results to differ materially from expectations. Among the factors that could cause actual results to differ materially from those in the forward-looking statements are the following: risks that Silicon Laboratories may not be able to maintain its historical growth; quarterly fluctuations in revenues and operating results; volatile stock price; average selling prices of products may decrease significantly and rapidly, especially for mobile handset products; dependence on a limited number of products and customers; risks associated with shifting market demand from GSM/GPRS to EDGE and WCDMA; difficulties developing new products that achieve market acceptance; risks that Silicon Laboratories may not be able to manage strains associated with its growth; dependence on key personnel; difficulties managing our manufacturers and subcontractors; difficulties managing international activities; credit risks associated with our accounts receivable; geographic concentration of manufacturers, assemblers, test service providers and customers in the Pacific Rim that subjects Silicon Laboratories’ business and results of operations to risks of natural disasters, epidemics, war and political unrest; product development risks; inventory-related risks; intellectual property litigation risks; risks associated with acquisitions; the competitive and cyclical nature of the semiconductor industry and other factors that are detailed in Silicon Laboratories’ filings with the SEC. Silicon Laboratories disclaims any intention or obligation to update or revise any forward-looking statements, whether as a result of new information, future events or otherwise.

CONTACT: Silicon Laboratories Inc., Shannon Pleasant, 512/464-9254 investor.relations@silabs.com

Note to editors: Silicon Laboratories and the Silicon Laboratories logo are trademarks of Silicon Laboratories Inc. All other product names noted herein may be trademarks of their respective holders.

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